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                                                                   Exhibit 23.15

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Patriot American Hospitality Operating Company and Patriot American Hospitality, Inc. of our report dated March 1, 1996 on the financial statements of Historic Hotel Partners of Birmingham, Limited Partnership, our reports dated October 8, 1997 and February 28, 1997 on the Financial Statements of Historic Hotel Partners of Chicago Limited Partnership, and our reports dated October 8, 1997 and February 21, 1997 on the financial statements of Historic Hotel Partners of Nashville Limited Partnership.



                                       /s/ PANNELL KERR FORSTER PC

Alexandria, Virginia
December 9, 1997